As filed with the Securities and Exchange Commission on February 6, 2014

Registration No. 33-87192

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 33-87192

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0190827
(State of Incorporation)	(IRS Employer Identification No.)

5858 Westheimer, Suite 200

Houston, Texas 77057

(713) 787-0977

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Consolidated Graphics, Inc. Long-Term Incentive Plan

(Full Title of the Plan)

Suzanne S. Bettman

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (No. 33-87192) (the “Registration Statement”) filed by Consolidated Graphics, Inc., a Texas corporation (“Consolidated Graphics”) with the Securities and Exchange Commission on December 8, 1994, which registered the offering of an aggregate of 367,500 shares of common stock of Consolidated Graphics, $0.01 par value per share.

Consolidated Graphics entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 23, 2013, by and among Consolidated Graphics, R.R. Donnelley & Sons Company, a Delaware corporation (“R.R. Donnelley”), and Hunter Merger Sub, Inc. a Delaware corporation and a wholly owned subsidiary of R.R. Donnelley (“Merger Sub”), pursuant to which Merger Sub merged with and into Consolidated Graphics (the “Merger”), with Consolidated Graphics surviving the Merger as a wholly owned subsidiary of R.R. Donnelley upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger became effective on January 31, 2014.

In connection with the Merger, the offering pursuant to the Registration Statement has been terminated. Consolidated Graphics hereby removes from registration the securities registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 5, 2014.

CONSOLIDATED GRAPHICS, INC.

By:	/s/ Suzanne S. Bettman
Name:	Suzanne S. Bettman
Title:	Executive Vice-President, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement described above has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Quinlan, III	President and Chief Executive Officer	February 5, 2014
Thomas J. Quinlan, III	(Principal Executive Officer)

/s/ Daniel N. Leib	Chief Financial Officer	February 5, 2014
Daniel N. Leib	(Principal Financial Officer)

/s/ Andrew B. Coxhead	Senior Vice President and Chief Accounting Officer	February 5, 2014
Andrew B. Coxhead	(Principal Accounting Officer)

/s/ Janet M. Halpin	Director	February 5, 2014
Janet M. Halpin

/s/ Christine M. Maki	Director	February 5, 2014
Christine M. Maki